Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Reports 2011 Second Quarter Financial Results

•    Company reports net income of $37,000, representing its fourth consecutive quarter of profitability

•    Revenues were $26.8 million, consistent with the 2010 second quarter

•    Margins improved 210 basis points from the 2010 second quarter

•    Selling, administrative and other operating costs decreased by $1.1 million or 16.4% from the 2010 second quarter

•    $4.1 million in cash with no amounts outstanding under the Company’s credit facility

MINNEAPOLIS — August 4, 2011 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced financial results for the 2011 second quarter which ended on July 2, 2011.

AIC reported revenues of $26.8 million for both the 2011 and 2010 second quarters. AIC reported a 2011 second quarter net income of $37,000, or $0.01 per share, as compared to a 2010 second quarter net loss of $0.8 million, or $0.17 per share. The 2011 second quarter net income included restructuring charges of $0.7 million, or $0.15 per share.

“We continue to see improvement in our core operating performance and we achieved profitability for the fourth consecutive quarter,” said Brittany McKinney, President and CEO. “Moving forward, we expect to see further improvement in our financial performance as we continue to execute on our strategy.

AIC is headed in the right direction and well positioned for long-term success.”

2011 Second Quarter and Year-to-Date Review

Our revenues were flat between the second quarter of 2011 and the second quarter of 2010, and decreased by $2.2 million, or 3.9%, for the first half of fiscal 2011 as compared to the first half of fiscal 2010. Adjusting for the exit from a non-core line of business in 2010, revenue declined 3.0% from the first half of fiscal 2010. There were 64 billing days in both of the reported periods.

In the second quarter of 2011, gross margins were $6.2 million, or 23.1%, as compared to $5.6 million, or 21.0% in the second quarter of 2010. In the first half of fiscal 2011, gross margins were $12.5 million, or 23.4%, as compared to $11.6 million, or 21.0% in first half of fiscal 2010. The increase in gross margins as a percent of revenue primarily reflects a decrease in our benefit costs and the impact of implementing our strategy of evolving our mix of business.

Selling, general and other administrative expenses declined by $1.1 million in the second quarter of 2011, when compared to the second quarter of 2010, and by $2.0 million in the first half of fiscal 2011, when compared to the first half of fiscal 2010. The decrease in SG&A expense is primarily the result of personnel and related cost reductions, lower benefit costs and the implementation of general expense reductions.

The Company’s income tax expense reflects the utilization of our net operating loss carryforwards to offset taxable income. We currently have $25.7 million of operating loss carryforwards available to offset future federal and state taxes.

For the first half of fiscal 2011, we generated cash from operations of $0.1 million compared to using $0.4 million in the first half of fiscal 2010. As of July 2, 2011, we had a cash balance of $4.1 million and no borrowings from our $15 million credit facility.

Second Quarter 2011 Conference Call
AIC will host a conference call on Friday, August 5 at 10 a.m. CT to discuss the second quarter 2011 financial results. Participants may access the call by dialing 1.800.753.9188, passcode 3764060. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following the completion of the conference call. Interested parties can also hear a replay of the call from 1 p.m. CT on August 5, 2011, to 1 p.m. CT on August 12, 2011, by calling 1.888.203.1112, or 1.719.457.0820 for international callers, and using access code 3764060.

About Analysts International Corporation
Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its clients. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements reflecting management’s current forecast of certain aspects of the Company’s future. These statements are made within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company or its President and CEO Brittany McKinney, regarding, for instance: Current expectations as to future financial performance, AIC’s ability to execute against its strategic plan, management’s beliefs with respect to its ability to manage its business, increase revenues, maintain profitability, achieve industry standard gross profit margin rates, build cash and return value to its shareholders, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, but which by its nature is dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or maintain profitability in the future; (ii) the risk that AIC will not be able to realize the benefits of its investments or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

(Financials follow)

Analysts International Corporation

Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
(In thousands, except per share amounts)	2011	2010	2011	2010

Revenues	$26,835	$26,846	$53,147	$55,298
Cost of revenues	20,637	21,208	40,690	43,669
Gross profit	6,198	5,638	12,457	11,629

Selling, administrative and other operating costs	5,406	6,464	11,456	13,437
Restructuring costs and other severance related costs	746	8	746	182
Total operating expenses	6,152	6,472	12,202	13,619

Operating income (loss)	46	(834)	255	(1,990)

Non-operating income	—	5	—	10
Interest expense	—	(5)	—	(8)

Income (loss) before income taxes	46	(834)	255	(1,988)

Income tax expense	9	8	16	19

Net income (loss)	$37	$(842)	$239	$(2,007)

Per common share:
Basic income (loss)	$0.01	$(0.17)	$0.05	$(0.40)
Diluted income (loss)	$0.01	$(0.17)	$0.05	$(0.40)

Weighted-average shares outstanding:
Basic	5,012	4,986	5,004	4,986
Diluted	5,027	4,986	5,016	4,986

Analysts International Corporation

Condensed Consolidated Balance Sheets

(unaudited)

	July 2,	January 1,
(In thousands)	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$4,127	$4,328
Accounts receivable, less allowance for doubtful accounts	18,102	17,425
Other current assets	546	643
Total current assets	22,775	22,396

Property and equipment, net	755	784
Other assets, net	450	432
Total assets	$23,980	$23,612

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,272	$4,261
Line of credit	—	—
Salaries and benefits	2,140	2,189
Deferred revenue	431	359
Deferred compensation	212	181
Restructuring accrual	830	339
Other current liabilities	651	694
Total current liabilities	8,536	8,023

Non-current liabilities:
Deferred compensation	372	901
Restructuring accrual	40	167
Other long-term liabilities	—	52

Shareholders’ equity	15,032	14,469
Total liabilities and shareholders’ equity	$23,980	$23,612

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
(In thousands)	2011	2010	2011	2010

Net income (loss) as reported	$37	$(842)	$239	$(2,007)
Plus:
Restructuring costs and other severance related costs	746	8	746	182
Loss on asset sales	—	58	—	107

Income (loss) before other reconciling items	783	(776)	985	(1,718)

Share based compensation expense	88	89	324	31
Depreciation expense	156	226	346	467
Net interest and non-operating expense (income)	—	—	—	(2)
Income tax expense	9	8	16	19

Adjusted EBITDA	$1,036	$(453)	$1,671	$(1,203)

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses Adjusted EBITDA as a supplemental measure of operating performance. Adjusted EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation, amortization, share-based compensation, special charges and other gains and losses that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income (loss) caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.